                                        Filed Pursuant to Rule 424(b)(3) and (c)
                                                              File No. 333-50505


                 PROSPECTUS SUPPLEMENT NO. 5 DATED JULY 15, 1998
                         TO PROSPECTUS DATED MAY 4, 1998

                                     AVIRON
                                  $100,000,000
                 5 3/4% Convertible Subordinated Notes due 2005
                                       and
             Shares of Common Stock Issuable Upon Conversion thereof

        This Prospectus Supplement should be read in conjunction with the Prospectus dated May 4, 1998 (the "Prospectus"). The table on pages 45 and 46 of the Prospectus setting forth information concerning the Selling Securityholders is superseded by the following table:

                             SELLING SECURITYHOLDERS

        The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each of them as of the date of this supplement and the principal amount of Notes and number of Conversion Shares which may be offered pursuant to this Prospectus. The information is based upon information provided by or on behalf of the Selling Securityholders. The Selling Securityholders may offer all, some or none of their Notes or Conversion Shares.

                                            PRINCIPAL      PRINCIPAL
                                            AMOUNT OF      AMOUNT OF       COMMON         COMMON
                                           NOTES OWNED       NOTES       STOCK OWNED      STOCK
                                             PRIOR TO       OFFERED        PRIOR TO       OFFERED
        NAME                               OFFERING(1)       HEREBY     OFFERING(1)(2)    HEREBY
        ----                               -----------     ---------    --------------    -------
AAM/Zazove Institutional                   $  800,000     $  800,000            0            0
Income Fund, L.P.

Alexandra Global                            2,000,000      2,000,000       70,716            0
Investment Fund I, Inc.

Argent Classic Convertible                  1,000,000      1,000,000            0            0
Arbitrage Fund L.P.

Argent Classic Convertible                  2,000,000      2,000,000            0            0
Arbitrage Fund (Bermuda) L.P.

BancAmerica Robertson Stephens                195,000        195,000            0            0

BNP Arbitrage SNC                           2,550,000      2,550,000            0            0

BT Holdings (New York), Inc.                1,000,000      1,000,000            0            0

Chrysler Corporation Master                 2,330,000      2,330,000            0            0
Retirement Trust

CIBC Oppenheimer                                    0              0            0            0

                                            PRINCIPAL      PRINCIPAL
                                            AMOUNT OF      AMOUNT OF       COMMON         COMMON
                                           NOTES OWNED       NOTES       STOCK OWNED      STOCK
                                             PRIOR TO       OFFERED        PRIOR TO       OFFERED
        NAME                               OFFERING(1)       HEREBY     OFFERING(1)(2)    HEREBY
        ----                               -----------     ---------    --------------    -------
Contrary Fund LLC                             160,000        160,000            0            0

Declaration of Trust for the                  100,000        100,000            0            0
Defined Benefit Plans of ICI
American Holdings Inc.

Declaration of Trust for the                   65,000         65,000            0            0
Defined Benefit Plans of
ZENECA Holdings Inc.

Delaware PERS                                 720,000        720,000            0            0

Delaware State Employees'                     335,000        335,000            0            0
Retirement Fund

Donaldson, Lufkin & Jenrette                        0              0            0            0
Securities Corporation

Fidelity American Trust                       200,000        200,000            0            0

Fidelity Financial Trust                   11,800,000     11,800,000            0            0
Fidelity Convertible
Securities Fund

Forest Alternative Strategies                  60,000         60,000            0            0
Fund II Series A-5I

Forest Alternative Strategies               1,175,000      1,175,000            0            0
Fund II LP Series A-5

Forest Alternative Strategies                  30,000         30,000            0            0
Fund II LP Series A-5M

Forest Alternative Strategies                 135,000        135,000            0            0
Fund Series B-3

Forest Global Convertible                   1,175,000      1,175,000            0            0
Fund Series A-5

Forest Global Convertible                     100,000        100,000            0            0
Fund Series B-1

Forest Global Convertible                      75,000         75,000            0            0
Fund Series B-2

Forest Global Convertible                      50,000         50,000            0            0
Fund Series B-3

Forest Global Convertible                      75,000         75,000            0            0
Fund Series B-5

Forest Greyhound                              100,000        100,000            0            0

Forum Capital Markets L.P.                  1,000,000      1,000,000            0            0

Fox Family Foundation                          55,000         55,000            0            0
10/10/87

Fox Family Portfolio Partnership              200,000        200,000            0            0

                                            PRINCIPAL      PRINCIPAL
                                            AMOUNT OF      AMOUNT OF       COMMON         COMMON
                                           NOTES OWNED       NOTES       STOCK OWNED      STOCK
                                             PRIOR TO       OFFERED        PRIOR TO       OFFERED
        NAME                               OFFERING(1)       HEREBY     OFFERING(1)(2)    HEREBY
        ----                               -----------     ---------    --------------    -------
Forest Performance Fund                        75,000         75,000            0            0

Heritage Series Trust Small                 1,000,000      1,000,000      100,000            0
Cap Stock Fund

ICI American Holdings                         310,000        310,000            0            0

JMG Convertible                               500,000        500,000            0            0
Investments, L.P.

LDG Limited                                   550,000        550,000            0            0

Little Wing L.P.                              500,000        500,000            0            0

Lincoln National                            1,700,000      1,700,000            0            0
Convertible Securities Fund

LLT Limited                                    45,000         45,000            0            0

MainStay Convertible Fund                   2,000,000      2,000,000       68,800            0

McMahan Securities Company L.P.               525,000        525,000            0            0

Nalco Chemical Company                        160,000        160,000            0            0

Northwestern Mutual Life                            0              0            0            0
Insurance Company

OCM Convertible Limited                       135,000        135,000            0            0
Partnership

OCM Convertible Trust                       3,225,000      3,225,000            0            0

Pacific Life Insurance Company              3,000,000      3,000,000            0            0

Paloma Securities L.L.C.                    2,700,000      2,700,000            0            0

Partner Reinsurance                           335,000        335,000            0            0
Company, Ltd.

Schroders & Co. Inc.                        1,000,000      1,000,000            0            0

Silverton International Fund                2,300,000      2,300,000            0            0
Limited

Societe Generale Securities                 6,500,000      6,500,000            0            0
Corp.

State Employees' Retirement                   725,000        725,000            0            0
Fund of the State of Delaware

State of Connecticut Combined               2,760,000      2,760,000            0            0
Investment Funds

Thermo Eletron Balanced                             0              0            0            0
Investment Fund

TQA Leverage Fund, L.P.                     1,100,000      1,100,000            0            0

TQA Vantage Fund, LTD                       2,300,000      2,300,000            0            0

                                            PRINCIPAL      PRINCIPAL
                                            AMOUNT OF      AMOUNT OF       COMMON         COMMON
                                           NOTES OWNED       NOTES       STOCK OWNED      STOCK
                                             PRIOR TO       OFFERED        PRIOR TO       OFFERED
        NAME                               OFFERING(1)       HEREBY     OFFERING(1)(2)    HEREBY
        ----                               -----------     ---------    --------------    -------
TQA Vantage Plus, LTD                         750,000        750,000            0            0

Trade Winds L.P.                              340,000        340,000            0            0

Triton Capital Investments, Ltd.              500,000        500,000            0            0

Vanguard Convertible Securities             1,990,000      1,990,000            0            0
Fund, Inc.

Walker Art Center                             220,000        220,000            0            0

Weirton Trust                                 580,000        580,000            0            0

Zeneca Holdings Trust                         310,000        310,000            0            0
                                          ------------    ----------    --------------    -------

TOTAL                                     $67,620,000     $67,620,00      239,516            0
                                          ============    ==========    ==============    =======

------------
(1) Beneficial ownership is determined in accordance with the Rule of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares on Common Stock shown as beneficially owned by them. Numbers reflect ownership prior to the date of this Supplement.

(2) Includes Conversion Shares based on a conversion price of $30.904 per share and a cash payment in lieu of any fractional interest.

     Because the Selling Securityholders may offer all or some of the Notes that they hold and/or Conversion Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Notes or Conversion Shares by the Selling Securityholders, no estimate can be given as to the principal amount of Notes or Conversion of Shares that will be held by the Selling Securityholders after completion of this offering.